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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE


      AWARE, INC. REPORTS 2004 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS


BEDFORD, Mass., February 3, 2005 - Aware, Inc. (NASDAQ: AWRE), a worldwide leader and innovator of broadband intellectual property, today reported financial results for its fourth quarter ended December 31, 2004.

Revenues for the fourth quarter of 2004 were $4.6 million compared to $3.0 million for the same period last year. Net income for the fourth quarter of 2004 was $0.4 million, or $0.02 per share, compared to a net loss of $1.5 million, or $0.07 per share, for the year-ago period.

For the year ended December 31, 2004, revenues were $16.5 million compared to $10.8 million for the same period last year. Net loss for the year ended December 31, 2004 was $1.4 million or $0.06 per share, compared to a net loss of $8.0 million, or $0.35 per share, for the year-ago period.

Michael Tzannes, chief executive officer, said: "Aware's business continues to head in the right direction. Our StratiPHY2+ licensing products are positioned to benefit from the industry's move to ADSL2 and ADSL2+. It is these standards that service providers worldwide are looking to for new revenue opportunities. With ADSL2 and ADSL2+, as well as the exciting new developments underway in VDSL2, phone companies are poised to deploy a broader array of services including television."

Mr. Tzannes continued: "We are optimistic that we can continue to grow our business and build shareholder value by improving our market share as the new ADSL2+ and VDSL2 landscapes form. We continue to see opportunities for our biometrics software products to serve a growing biometrics industry and for our JPEG2000 products to address opportunities in the medical and digital imaging markets. With our test and diagnostics products, we intend to capitalize on service deployment and maintenance challenges facing ADSL service providers worldwide."

Note: Aware's conference call will be broadcast live over the Internet today, February 3, 2005 at 5:00 p.m. Eastern Time. To listen to the call, please go to WWW.AWARE.COM, and click on "Investor Relations." The conference call may also be heard by calling (719)-457-2657 and referencing the confirmation number 9501493. A replay of the call will be archived on our website after the call.

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ABOUT AWARE
Aware, Inc. designs, develops, licenses and markets DSL technologies that enable broadband communications over existing telephone networks. Its solutions, including splitterless G.lite, full-rate ADSL, ADSL2, ADSL2+, Dr. DSL(R), StratiPHY2+(TM), and G.SHDSL, address central office as well as customer premise requirements. Aware is also a leading provider of standards-based biometric transaction and image compression software toolkits. More information about Aware can be found at http://www.aware.com.


SAFE  HARBOR WARNING
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL market. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from one customer, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our quarterly report on Form 10-Q for the quarter ended September 30, 2004 and other reports and filings made with the Securities and Exchange Commission.


Contact: Rob Weiskopf
Aware, Inc.
781-276-4000


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                                   AWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          THREE MONTHS ENDED                  YEAR ENDED
                                                             DECEMBER 31,                    DECEMBER 31,
                                                      ---------------------------     ---------------------------
                                                          2004          2003               2004           2003
                                                      ------------  -------------     ------------  -------------
Revenue:
    Product sales....................................      $1,531       $1,582             $4,759        $4,309
    Contract revenue.................................       1,950          627              7,575         2,840
    Royalties........................................       1,116          815              4,151         3,694
                                                      ------------  -------------     ------------  -------------
     Total revenue..................................        4,597        3,024             16,485        10,843

Costs and expenses:
    Cost of product sales............................         132          414                862         1,043
    Cost of contract revenue.........................         687          570              2,683         1,567
    Research and development.........................       2,328        2,560             10,013        12,074
    Selling and marketing............................         587          570              2,379         2,407
    General and administrative.......................         616          530              2,473         2,387
                                                      ------------  -------------     ------------  -------------
     Total costs and expenses........................       4,350        4,644             18,410        19,478

Net income (loss) from operations....................         247       (1,620)            (1,925)       (8,635)
Interest income......................................         177          135                558           597
                                                      ------------  -------------     ------------  -------------

Net income (loss) before provision for income taxes..         424       (1,485)            (1,367)       (8,038)
Provision for income taxes...........................           -            -                  -             -
                                                      ------------  -------------     ------------  -------------

Net income (loss)....................................        $424      ($1,485)           ($1,367)      ($8,038)
                                                      ============  =============     ============  =============

Net income (loss) per share - basic..................       $0.02       ($0.07)            ($0.06)      ($0.35)
Net income (loss) per share - diluted ...............       $0.02       ($0.07)            ($0.06)      ($0.35)

Weighted average shares - basic .....................      22,838       22,730             22,785        22,713
Weighted average shares - diluted ...................      23,624       22,730             22,785        22,713

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                                   AWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                         DECEMBER 31,          DECEMBER 31,
                                                                             2004                  2003
                                                                       ----------------     ------------------
ASSETS
     Cash and investments........................................              $38,267              $38,964
     Accounts receivable, net....................................                3,070                2,449
     Property and equipment, net.................................                8,287                8,921
     Other assets, net...........................................                  559                  690
                                                                       ----------------     ------------------

     Total assets................................................              $50,183              $51,024
                                                                       ================     ==================


LIABILITIES AND STOCKHOLDERS' EQUITY

     Total current liabilities...................................               $1,427               $1,384

     Total stockholders' equity.................................                48,756               49,640
                                                                       ----------------     ------------------

     Total liabilities and stockholders' equity..................              $50,183              $51,024
                                                                       ================     ==================



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